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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

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                                                                  Execution Copy

                                TABLE OF CONTENTS

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1.       DEFINITIONS..............................................................................................1

2.       SALE AND TRANSFER OF SHARES; CLOSING.....................................................................8

         2.1      SHARES..........................................................................................8
         2.2      PURCHASE PRICE..................................................................................8
         2.3      CLOSING.........................................................................................8
         2.4      CLOSING OBLIGATIONS.............................................................................8
         2.5      ADJUSTMENT AMOUNT...............................................................................9
         2.6      ADJUSTMENT PROCEDURE............................................................................9

3.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................9

         3.1      ORGANIZATION AND GOOD STANDING.................................................................10
         3.2      AUTHORITY; NO CONFLICT.........................................................................10
         3.3      CAPITALIZATION.................................................................................11
         3.4      FINANCIAL STATEMENTS...........................................................................12
         3.5      BOOKS AND RECORDS..............................................................................12
         3.6      TITLE TO PROPERTIES; ENCUMBRANCES..............................................................13
         3.7      CONDITION AND SUFFICIENCY OF ASSETS............................................................14
         3.8      ACCOUNTS RECEIVABLE............................................................................14
         3.9      INVENTORY......................................................................................14
         3.10     NO UNDISCLOSED LIABILITIES.....................................................................15
         3.11     TAXES..........................................................................................15
         3.12     NO MATERIAL ADVERSE CHANGE.....................................................................16
         3.13     EMPLOYEE BENEFITS..............................................................................16
         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS................................21
         3.15     LEGAL PROCEEDINGS; ORDERS......................................................................22
         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS..........................................................23
         3.17     CONTRACTS; NO DEFAULTS.........................................................................24
         3.18     INSURANCE......................................................................................26
         3.19     ENVIRONMENTAL MATTERS..........................................................................27
         3.20     EMPLOYEES......................................................................................29
         3.21     LABOR RELATIONS; COMPLIANCE....................................................................29
         3.22     INTELLECTUAL PROPERTY..........................................................................29
         3.23     CERTAIN PAYMENTS...............................................................................32
         3.24     DISCLOSURE.....................................................................................32
         3.25     RELATIONSHIPS WITH RELATED PERSONS.............................................................33
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                                                                  Execution Copy

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
         3.26     BROKERS OR FINDERS.............................................................................33

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................33

         4.1      ORGANIZATION AND GOOD STANDING.................................................................33
         4.2      AUTHORITY; NO CONFLICT.........................................................................33
         4.3      SECURITIES MATTERS.............................................................................34
         4.4      CERTAIN PROCEEDINGS............................................................................34
         4.5      ENVIRONMENTAL ASSESSMENTS......................................................................34

5.       INTENTIONALLY OMITTED...................................................................................34

6.       INTENTIONALLY OMITTED...................................................................................34

7.       ADDITIONAL DELIVERIES...................................................................................34

         7.1      CONSENTS.......................................................................................34
         7.2      ADDITIONAL DOCUMENTS TO BUYER..................................................................35
         7.3      ADDITIONAL DOCUMENTS TO SELLER.................................................................35

8.       TAX MATTERS.............................................................................................36

         8.1      TAX PERIODS ENDING BEFORE THE CLOSING DATE.....................................................36
         8.2      TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE.................................36
         8.3      REFUNDS AND TAX BENEFITS.......................................................................36
         8.4      COOPERATION ON TAX MATTERS.....................................................................37
         8.5      TAX SHARING AGREEMENTS.........................................................................37
         8.6      SECTION 338(h)(10) ELECTION....................................................................37
         8.7      INDEMNIFICATION FOR POST-CLOSING TRANSACTIONS..................................................37

9.       POST CLOSING OBLIGATIONS................................................................................38

         9.1      NONCOMPETITION.................................................................................38
         9.2      ACCOUNTS RECEIVABLE............................................................................38
         9.3      EMPLOYEE BENEFITS..............................................................................38
         9.4      USE OF SELLER NAME.............................................................................39
         9.5      ULTRA BLUE PRODUCT.............................................................................40
         9.6      LICENSE MATTERS................................................................................40

10.      INDEMNIFICATION; REMEDIES...............................................................................40

         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION.............................................................40
         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER...............................................41
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         10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER--ENVIRONMENTAL MATTERS........................42
         10.4     CROSS INDEMNITY FOR CERTAIN WORKERS' COMPENSATION CLAIMS.......................................44
         10.5     INDEMNITY FOR PRODUCT LIABILITY AND BREACH OF WARRANTY CLAIMS..................................45
         10.6     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER................................................45
         10.7     LIMITATIONS ON AMOUNT--SELLER..................................................................46
         10.8     LIMITATIONS ON AMOUNT--BUYER...................................................................46
         10.9     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS..............................................46
         10.10    INSURANCE COVERAGE.............................................................................47
         10.11    PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....................................................48
         10.12    RIGHT OF SET-OFF...............................................................................48

11.      GENERAL PROVISIONS......................................................................................48

         11.1     EXPENSES.......................................................................................48
         11.2     NOTICES........................................................................................48
         11.3     JURISDICTION; SERVICE OF PROCESS...............................................................49
         11.4     FURTHER ASSURANCES.............................................................................49
         11.5     WAIVER.........................................................................................49
         11.6     ENTIRE AGREEMENT AND MODIFICATION..............................................................50
         11.7     DISCLOSURE LETTER..............................................................................50
         11.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.............................................50
         11.9     SEVERABILITY...................................................................................50
         11.10    SECTION HEADINGS, CONSTRUCTION.................................................................50
         11.11    TIME OF ESSENCE................................................................................51
         11.12    GOVERNING LAW..................................................................................51
         11.13    COUNTERPARTS...................................................................................51
         11.14    CONFIDENTIALITY................................................................................51
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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is dated as of March 14, 2003, by Extrusion Technologies, Inc., a Colorado corporation ("Buyer") and Uponor North America, Inc., a Delaware corporation (the "Seller").

                                    RECITALS

     Seller desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Uponor ETI Company, a Colorado corporation ("ETI" or the "Company"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Acquired Companies"--the Company and its Subsidiaries, collectively.

     "Adjustment Amount"--as defined in Section 2.5.

     "Affiliate"--a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person.

     "Applicable Contract"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "Average Working Capital for 2002"--as defined in Section 2.5.

     "Balance Sheet"--as defined in Section 3.4.

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation,

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or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Business"--the business of (a) manufacturing large diameter (in excess of four inches) rigid polyvinyl chloride ("PVC") pipe and selling such PVC pipe in the United States, Canada and Mexico and (b) manufacturing molded and extruded polyethylene ("PE") meter boxes, and selling such PE meter boxes in the United States.

     "Buyer"--as defined in the first paragraph of this Agreement.

     "Closing"--as defined in Section 2.3.

     "Closing Date"--the date and time as of which the Closing actually takes place.

     "Closing Working Capital Statement"--as defined in Section 2.6.

     "Company"--as defined in the first paragraph of this Agreement.

     "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

     (a)  the sale of the Shares by Seller to Buyer;

     (b)  the execution, delivery, and performance of the License Agreement;

     (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

     (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

     "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, excluding all purchase orders presented by any customer of the Company and excluding all purchase orders presented by the Company other than for the purchase of fixed assets.

     "Damages"--as defined in Section 10.2.

     "Demand Note"--as defined in Section 2.4.

     "Disclosure Letter"--the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

     "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind,

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including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remediation," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended ("CERCLA").

     "Environmental Law"--any federal, state or local law, order, rule or regulation, ordinance or code in effect on the date of this Agreement directed to, addressing or imposing liability or standards of conduct with respect to or otherwise relating to: protection of the environment or Releases or Threatened Releases of Hazardous Materials into the Environment. Without limiting the generality of the foregoing, these Environmental Laws include the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.); the Clean Water Act, as amended (33 U.S.C. Sections 1251 et seq.); CERCLA; the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Sections 6901 et seq.); any so-called "Superlien" law; the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.); and Executive Order 11738.

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     "ERISA"--the Employee Retirement Income Security Act of 1974 or any
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "Final Working Capital"--as defined in Section 2.5.

     "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in clause (b) of Section 3.4 were prepared.

     "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)  federal, state, local, municipal, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

     "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials in effect on the date of this Agreement.

     "Indemnified Persons"--as defined in Section 10.2.

     "Intellectual Property Assets"--as defined in Section 3.22.

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     "Interim Balance Sheet"--as defined in Section 3.4.

     "Inventory Valuation Principles"--as defined in Section 3.9.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to that Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or such individual would reasonably be expected to discover or otherwise become aware of such fact or other matter in the Ordinary Course of Business.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact if any individual who is currently serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty in effect on the date of this Agreement.

     "License Agreement"--shall mean that certain Non-Exclusive License Agreement of even date herewith between Uponor Innovation AB and ETI.

     "Licensed Assets"--shall mean those rights provided to ETI pursuant to the License Agreement, the Sublicense Agreement and the Trademark License Agreement.

     "Note"--as defined in Section 2.4(c).

     "Occupational Safety and Health Law"--any Legal Requirement in effect on the date of this Agreement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator, excluding wage garnishments and any similar or related orders.

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day, month-to-month, quarterly or annual operations of such Person; and

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     (b)  such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

     "Permitted Liabilities" -(a) those trade payables and current liabilities set forth or reserved for on the Closing Working Capital Statement, (b) all long term deferred tax liabilities set forth or reserved for on the Interim Balance Sheet and (c) liabilities or obligations incurred in the Ordinary Course of Business and not past due as of the Closing Date.

     "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan"--as defined in Section 3.13.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Product Liability Claims"--as defined in Section 10.5.

     "Related Person"--with respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b)  any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d)  any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f)  any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

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     "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

     "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Seller"--as defined in the first paragraph of this Agreement.

     "Shares"--as defined in the Recitals of this Ag reement.

     "Sublicense Agreement"--shall mean that certain Sublicense Agreement of even date herewith between Uponor Oyj (formerly OY Uponor AB) and ETI.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax" or "Taxes"--any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

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     "Trademark License Agreement"--shall mean that certain Trademark License
Agreement of even date herewith between Uponor Innovation AB and ETI.

     "Ultra Blue Product"--shall have the meaning set forth in Section 1.23 of the License Agreement.

     "WC Formula Percentage"--as defined in Section 10.4.

     "Workers' Compensation Claims"--as defined in Section 10.4.

2.   SALE AND TRANSFER OF SHARES; CLOSING

     2.1    SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     2.2    PURCHASE PRICE

     The purchase price (the "Purchase Price") for the Shares will be $22,243,439 plus the Adjustment Amount.

     2.3    CLOSING

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel as of the close of business on March 13, 2003 (local time), or at such other time and place as the parties may agree.

     2.4    CLOSING OBLIGATIONS

     At the Closing:

            (a) Seller will deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

            (b) Buyer will deliver to Seller a demand note in the amount of $22,000,000 (the "Demand Note");

            (c) Immediately upon receipt of the Shares by Buyer, Buyer shall cause ETI to issue certificates representing all of the issued and outstanding shares of ETI's capital stock in Buyer's name, and shall thereafter cause ETI to deliver to Seller $22,000,000 by wire transfer to an account or accounts specified by Seller in exchange for return to Buyer of the Demand Note; and

            (d) Buyer will deliver to Seller an unsecured promissory note in form and substance agreeable to the parties for the principal amount of $243,439 (the "Note").

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     2.5    ADJUSTMENT AMOUNT

     The "Adjustment Amount" (which may be a positive or negative number) will be equal to the difference between the Average Working Capital for 2002 and the Final Working Capital. The "Average Working Capital for 2002" shall equal the sum of current assets less current liabilities for each month of 2002, with the same adjustments as shown on Schedule 2.5 attached hereto, divided by 12. The "Final Working Capital" shall equal current assets less current liabilities as of the Closing Date, with adjustments as shown on Schedule 2.5.

     2.6    ADJUSTMENT PROCEDURE

            (a) Buyer will prepare or will cause PricewaterhouseCoopers ("PWC") to prepare a consolidated statement for working capital accounts (all current assets and current liabilities defined by GAAP, excluding debt or intercompany amounts) ("Closing Working Capital Statement") of the Company as of the Closing Date. The Closing Working Capital Statement will fairly present the current assets and current liabilities of the Company as at the Closing Date (excluding debt or intercompany amounts), and will reflect the application of accounting principles consistent with those applied by the Company prior to the Closing Date. Buyer will deliver the Closing Working Capital Statement to Seller within sixty days after the Closing Date and shall cause PWC to allow Seller access to all information and documents upon which the Closing Working Capital Statement is based. If within thirty days following delivery of the Closing Working Capital Statement, Seller has not given Buyer notice of its objection to the Closing Working Capital Statement (such notice must contain a statement of the basis of Seller's objection), then the amounts reflected in the Closing Working Capital Statement will be used in computing the Adjustment Amount. If Seller gives such notice of objection, then the issues in dispute will be submitted to Ernst & Young LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Seller will each bear 50% of the fees of the Accountants for such determination.

            (b) On the tenth business day following the final determination of the Adjustment Amount, if the Purchase Price is greater than the payment made pursuant to Section 2.4(b), Buyer will pay the difference to Seller, and if the Purchase Price is less than such aggregate amount, Seller will pay the difference to Buyer. Payment must be made in immediately available funds by wire transfer to such bank account as the recipient will specify.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller makes the following representations and warranties to the Buyer with the intention that the Buyer may rely upon the same and acknowledges that the same shall survive the Closing of this transaction to the extent herein provided:

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     3.1    ORGANIZATION AND GOOD STANDING

            (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of those states or other jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations, properties, prospects, assets, or condition of the Acquired Companies, taken as a whole.

            (b) Seller has delivered to Buyer or its counsel copies of the Organizational Documents of each Acquired Company, as currently in effect.

     3.2    AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect. Seller has the absolute and unrestricted right, corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

            (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                   (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquired Companies, as they exist as of the Closing Date;

                   (ii) except for the antitrust laws of any jurisdiction, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or Seller, or any of the assets owned or used by any Acquired Company, may be subject;

                   (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                   (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, as they exist as of the Closing Date; or

                   (v) result in the imposition or creation of any Encumbrance, other than any Encumbrance that may be created or imposed by the Buyer, upon or with respect to any of the assets owned or used by any Acquired Company.

     Except as set forth in Part 3.2 of the Disclosure Letter, neither the Seller nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3    CAPITALIZATION

            (a) The authorized equity securities of the Company consist of 50,000 shares of common stock, par value $1.00 per share, of which 2,000 shares are issued and outstanding and constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances, other than any restrictions imposed by state and federal securities laws. With the exception of the Shares (which are owned by Seller), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies.

            (b) No legend or other reference to any purported Encumbrance, other than any restrictions imposed by state and federal securities laws, appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business (other than Acquired Companies).

            (c) Neither the execution and delivery of the License Agreement, the Sublicense Agreement and the Trademark License Agreement, nor the performance of any of the obligations thereunder will, directly or indirectly (with or without notice or lapse of time):

                   (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Uponor Innovation AB or Uponor Oyj, as they exist as of the Closing Date;

                   (ii) except for the antitrust laws of any jurisdiction, contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Uponor Innovation AB or Uponor Oyj may be subject;

                   (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Uponor Innovation AB or Uponor Oyj; or

                   (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which Uponor Innovation AB or Uponor Oyj is a party, as such contracts exist as of the Closing Date.

     3.4    FINANCIAL STATEMENTS

     Seller has delivered to Buyer or its counsel: (a) (i) the balance sheet of the Company as at December 31, 1997, and the related statement of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of KPMG or Arthur Andersen, as applicable, independent certified public accountants, and (ii) consolidated balance sheets of the Acquired Companies as at December 31 in each of the years 1998 through 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of KPMG or Arthur Andersen, as applicable, independent certified public accountants, (collectively, the "Balance Sheet"),
(b) unaudited consolidated balance sheets of the Acquired Companies as at December 31, 2002 and the related unaudited consolidated statement of income, changes in stockholders' equity, and cash flow for the fiscal year then ended (collectively, the "Interim Balance Sheet"), and (c) unaudited consolidated balance sheet of the Acquired Companies as at January 31, 2003 and the related unaudited consolidated statement of income, for the period then ended. Such financial statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

     3.5    BOOKS AND RECORDS

     Except as set forth on Part 3.5 of the Disclosure Letter, the books of account, minute books, stock record books and other records of the Acquired Companies, all of which have been made available to Buyer, are substantially complete, and true and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

     3.6    TITLE TO PROPERTIES; ENCUMBRANCES

     Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property and leasehold interests owned by any Acquired Company. Seller has delivered or made available to Buyer or its counsel copies of the deeds, leases and other instruments by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Acquired Companies and relating to such property or interests (collectively, the "Title Documents"). Buyer acknowledges that Seller has made no representation or warranty as to the accuracy or completeness of any of the Title Documents prepared by third parties and delivered or made available by Seller to Buyer. The Acquired Companies own (with good and insurable title in the case of real property, subject only to the matters permitted by the following sentence) all the material properties and material assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the material properties and material assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part
3.17 of the Disclosure Letter and personal property sold since December 31, 2002 in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since December 31, 2002 (except for personal property acquired and sold since December 31, 2002 in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and to the Knowledge of Seller are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(c) liens for current taxes not yet due and payable, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company,
(ii) any easements, covenants, conditions, restrictions and title defects which are identified, shown, listed or disclosed in the Title Documents and those identified, listed or disclosed in Exhibit A of the Letter and Acknowledgment regarding title defects dated as of even date herewith, and (iii) zoning laws and other governmental land use restrictions that do not impair the present or the Acquired Companies' anticipated use of the property subject thereto. Unless otherwise provided in the Title Documents, all buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7    CONDITION AND SUFFICIENCY OF ASSETS

            (a) To Seller's Knowledge, the buildings, plants and structures of the Acquired Companies are structurally sound, and are adequate for the uses to which they are being put, and, except as set forth on Part 3.7 of the Disclosure Letter, none of such buildings, plants, or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            (b) To Seller's Knowledge, none of the equipment of the Acquired Companies is in need of maintenance or repairs except for maintenance and repairs that are in the Ordinary Course of Business for the Acquired Companies.

     3.8    ACCOUNTS RECEIVABLE

     All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a substantially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been collected or, to Seller's Knowledge, will be collectible in full, without any set-off, within 180 days after the day on which it first becomes due and payable. There is no contest, claim or return, other than in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. Part
3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     3.9    INVENTORY

     Part 3.9 of the Disclosure Letter describes the valuation principles applied by the Seller to its inventory (the "Inventory Valuation Principles"). The inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, has been valued on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be, in accordance with the Inventory Valuation Principles. The Inventory Valuation Principles are applied in accordance with GAAP. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

     3.10   NO UNDISCLOSED LIABILITIES

            (a) Except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no material liabilities or material obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

            (b) Except as set forth on Part 3.10(b) of the Disclosure Letter, none of the Acquired Companies has any outstanding liability, indebtedness, or obligations to any of their Affiliates, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement or otherwise, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, all of which shall be terminated at closing except as set forth on the Disclosure Letter.

     3.11   TAXES

            (a) The Acquired Companies have filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Except for Tax Returns which are filed on a combined or consolidated basis, Seller has delivered to Buyer or its counsel copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all United States federal and state income Tax Returns filed since 1999. Seller has also provided Buyer with pro forma federal income Tax Returns for the Acquired Companies for all years since 1999. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to Tax Returns or otherwise, or pursuant to any assessment received by Seller or any Acquired Company, except such Taxes, if any, as are not delinquent or which are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

            (b) The United States federal and state income Tax Returns of each Acquired Company subject to such federal and state income Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1999, except with respect to net operating loss carry forwards. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such income Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.
Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since 1999, and the resulting deficiencies proposed by the IRS. Except as described in Part
3.11 of the Disclosure Letter, neither the Seller nor any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of United States federal or state income Taxes of any Acquired Company or for which any Acquired Company may be liable.

            (c) The charges, accruals, and reserves with respect to Taxes on the Interim Balance Sheet are adequate (determined in accordance with GAAP) and are at least equal to the Acquired Companies' liabilities for Taxes with respect to 2002 and all prior periods. There exists no proposed Tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

            (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by, or to, any Acquired Company after the date of this Agreement.

            (e) The composition of the long-term deferred tax liability is entirely related to the deferred book-tax differences in the depreciation of the Acquired Companies' assets.

     3.12   NO MATERIAL ADVERSE CHANGE

     Since December 31, 2002, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Acquired Companies, taken as a whole, and no event has occurred or circumstance exists (other than changes in the general economic or industry conditions affecting the Business) that may result in such a material adverse change.

3.13     EMPLOYEE BENEFITS

            (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                   (i) "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

                   (ii) "Company Plan" means all Plans of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                   (iii) "Company VEBA" means a VEBA whose members include employees of any Acquired Company or any ERISA Affiliate of an Acquired Company.

                   (iv) "ERISA Affiliate" means, with respect to an Acquired Company, any other person that, together with the Company, would be treated as a single employer under IRC Section 414.

                   (v)     "Multi-Employer Plan" has the meaning given in ERISA
Section 3(37)(A).

                   (vi) "Other Benefit Obligations" means all legally enforceable obligations, arrangements, or customary practices, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                   (vii) "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

                   (viii)  "Plan" has the meaning given in ERISA Section 3(3).

                   (ix) "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

                   (x) "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                   (xi) "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Sections 1301 et seq., other than Multi-Employer Plans.

                   (xii) "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

                   (xiii) "Welfare Plan" has the meaning given in ERISA Section 3(1).

            (b) Part 3.13(b) of the Disclosure Letter contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations. Neither the Acquired Companies nor any ERISA Affiliate of an Acquired Company sponsors, maintains or contributes to or has ever sponsored, maintained or contributed to a Company VEBA, a Plan that is a defined benefit Pension Plan, a Title IV Plan, a Multi-Employer Plan, or any Plan that provides for the provision of post-retirement benefits other than pensions (except to the extent required under ERISA Sections 601 et seq. and IRC Section 4980B).

            (c) Part 3.13(c) of the Disclosure Letter contains a complete and accurate list of (i) all ERISA Affiliates of the Acquired Companies, and (ii) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed, but limited to those Plans in which employees of the Acquired Companies were eligible to participate.

            (d) Part 3.13(d) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

            (e) Seller has delivered to Buyer, or will deliver to Buyer within twenty days of the date of this Agreement:

                   (i) all documents that set forth the terms of each Company Plan or Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                   (ii) all Acquired Company personnel, payroll, and employment manuals and policies;

                   (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Companies, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                   (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                   (v) all insurance policies purchased by or to provide benefits under any Company Plan;

                   (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

                   (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

                   (viii) a sample notification to employees of the Acquired Companies of their rights under ERISA Sections 601 et seq., Sections 701 et seq. and IRC Section 4980B;

                   (ix) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and, where required, the opinions of independent accountants;

                   (x) all notices that were given by any Acquired Company or any ERISA Affiliate of an Acquired Company or any Company Plan to the IRS, the Department of Labor, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

                   (xi) all notices that were given by the IRS or the United States Department of Labor to any Acquired Company, any ERISA Affiliate of an Acquired Company, or any Company Plan within the four years preceding the date of this Agreement; and

(xii) with respect to Qualified Plans, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan.

            (f) Except as set forth in Part 3.13(f) of the Disclosure Letter:

                   (i) The Acquired Companies have performed all of their respective material obligations under all Company Plans or Company Other Benefit Obligations. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, and Obligations that have accrued but are not due.

                   (ii) No statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to any Acquired Company or to Buyer.

                   (iii) The Acquired Companies, with respect to all Company Plans and Company Other Benefits Obligations, are, and each Company Plan and Company Other Benefit Obligation is, in material compliance with ERISA, the IRC, and other applicable Legal Requirements including the provisions of such Legal Requirements expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreements.

                                (A)      No non-exempt transaction prohibited by
ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) that has not been corrected has occurred with respect to any Company Plan.

                           (B) Neither the Seller nor any Acquired Company has
any material liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                           (C) Neither the Seller nor any Acquired Company has
any material liability under ERISA Section 502.

                           (D) All filings required by ERISA and the IRC as to
each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided, or to the extent such filings or notices were not provided timely, no such filing or notice could have a material adverse economic consequence to any Acquired Company or to Buyer.

                           (E) All contributions and payments made or accrued
with respect to all Company Plans or Company Other Benefit Obligations are intended to be deductible under IRC Section 162 or Section 404. No amount or any asset of any Company Plan is subject to tax as unrelated business taxable income.

                   (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, unless otherwise required by law.

                   (v) Since December 31, 2002, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

                   (vi) No event has occurred or circumstance exists (other than changes in the general economic or industry conditions affecting the Business) that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                   (vii) Other than claims for benefits submitted by participants or beneficiaries, neither Seller nor any Acquired Company has received any written notice of a claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation.

                   (viii) Each Qualified Plan of each Acquired Company is intended to be qualified in form and operation under IRC Sections 401(a) et seq.; each trust for each such Plan is intended to be exempt from federal income tax under IRC Sections 501(a) et seq. To Seller's Knowledge, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                   (ix) Seller, all Acquired Companies and all ERISA Affiliates of Acquired Companies have materially complied with the provisions of ERISA Sections 601 et seq. and Sections 701 et seq. and IRC Section 4980B.

                   (x) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the Acquired Companies or subject to tax under IRC Section 280G or Section 4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                   (xi) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit, except to the extent required by law.

     3.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

            (a) Except as set forth in Part 3.14 of the Disclosure Letter:

                   (i) each Acquired Company is, and has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                   (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Acquired Company of, or a material failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature; and

                   (iii) no Acquired Company has received any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

            (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure
Letter:

                   (i) each Acquired Company is, and has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                   (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

                   (iii) no Acquired Company has received any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Governmental Authorization; and

                   (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the material Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

     3.15   LEGAL PROCEEDINGS; ORDERS

            (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                   (i) that has been commenced by or against any Acquired Company or, to Seller's Knowledge, that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                   (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Seller's obligations in connection with any of the Contemplated Transactions.

     To the Knowledge of Seller and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding against any Acquired Company. Seller has delivered to Buyer or its counsel copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

            (b) Except as set forth in Part 3.15 of the Disclosure Letter:

                   (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                   (ii) the Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                   (iii) to the Knowledge of Seller and the Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

            (c) Except as set forth in Part 3.15 of the Disclosure Letter:

                   (i) each Acquired Company is, and has been, in compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                   (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                   (iii) no Acquired Company has received any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

     3.16   ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.16 of the Disclosure Letter, since December 31, 2002, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and, except for this Agreement and the transactions contemplated hereby, there has not been any:

            (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of any Acquired
Company;

            (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

            (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any

Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $25,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or material property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or material property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

            (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

            (i) material change in the accounting methods used by any Acquired Company; or

            (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     3.17   CONTRACTS; NO DEFAULTS

            (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer or its counsel true and complete copies, of:

                   (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

                   (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                   (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sale agreements having a value per item or aggregate payments of less than $100,000 or with terms of less than one year);

                   (iv) other than (A) the License Agreement between Oy Uponor AB and Vinidex Tubemakers PTY Limited dated 1991, (B) the Memorandum of Agreement between Corma Inc. and Uponor B.V. dated as of January 1, 1992, (C) License between Uponor BV and Scepter Manufacturing Company Limited, Inc. of Don Mills, Ontario, Canada dated September 6, 1988, and (D) License between Uponor BV and Camron Inc., Montreal, Quebec, Canada dated March 30, 1990, each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                   (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                   (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person (other than another Acquired Company or the Seller);

                   (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                   (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                   (ix) each material Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                   (x) each Applicable Contract for capital expenditures in excess of $25,000;

                   (xi) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

                   (xii) each material amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

            (b) Except as set forth in Part 3.17(b) of the Disclosure Letter, Seller has not acquired and shall not acquire any rights under, and Seller has not and shall not become subject to any obligation or liability under, any Applicable Contract.

            (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and, to the Acquired Companies' Knowledge, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

            (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

                   (i) each Acquired Company is and has been in material compliance with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

                   (ii) to the Acquired Companies' Knowledge, each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is and has been in material compliance with all applicable terms and requirements of such Contract;

                   (iii) except for this Agreement and the transactions contemplated hereby, to the Acquired Companies' Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                   (iv) no Acquired Company has given to or, to the Acquired Companies' Knowledge, received from any other Person any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract involving obligations to or by any Acquired Company in excess of $25,000.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person.

     3.18   INSURANCE

            (a) Seller has delivered to Buyer or its counsel:

                   (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, in his or her capacity as such, is or has been covered at any time within the three years preceding the date of this Agreement; and

                   (ii) to the Acquired Companies' Knowledge, any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Part 3.18(b) of the Disclosure Letter describes:

                   (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

                   (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company (other than with another Acquired Company or Seller); and

                   (iii) all obligations of the Acquired Companies in any calendar year to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the two preceding policy years:

                   (i)     a summary of the loss experience under each policy;

                   (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000, which sets forth:

                           (A) the name of the claimant;

                           (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                           (C) the amount and a brief description of the claim; and

                   (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            (d) Except as set forth on Part 3.18(d) of the Disclosure Letter, all policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company, in his or her capacity as such:

                   (i)     are valid, outstanding, and enforceable;

                   (ii) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                   (iii) are sufficient for material compliance with all Legal Requirements and Applicable Contracts; and

                   (iv) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any Acquired Company.

     3.19   ENVIRONMENTAL MATTERS

     Except as set forth in part 3.19 of the Disclosure Letter:

            (a) Each Acquired Company is, and at all times has been, in material compliance with any Environmental Law. No Seller or Acquired Company or any of them or any other Person for whose conduct they are or may be held to be responsible has received, and to the Knowledge of Seller and the Acquired Companies, has no basis to expect to receive any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities or (iii) any other party, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (b) There are no pending or, to the Knowledge of Seller and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities.

            (c) Neither the Seller nor any Acquired Company has received, and to the knowledge of Seller and the Acquired Companies, has no basis to expect to receive any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

            (d) To the Knowledge of Seller, neither Seller nor any Acquired Company has any Environmental, Health, and Safety Liabilities with respect to the Facilities or at any property geologically or hydrologically adjoining the Facilities.

            (e) Neither Seller, nor any Acquired Company, or to the Knowledge of Seller and the Acquired Companies, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities except in material compliance with all applicable Environmental Laws.

            (f) To the Knowledge of Seller, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, whether by Seller, any Acquired Company, or any other Person.

            (g) Seller has delivered to Buyer or its counsel true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

            (h) To the Knowledge of Seller, there are no above ground or underground storage tanks or wells at the Facilities.

     3.20   EMPLOYEES

            (a) No director or, to the Knowledge of the Acquired Companies, any employee of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller by any such employee or director. To Seller's Knowledge, except as set forth in Part 3.20(a) of the Disclosure Letter, no director, officer, or other key employee of any Acquired Company has provided notice that he or she intends to terminate his or her board service or employment with such Acquired Company.

            (b) With respect to retired employees and directors of the Acquired Companies, or their dependents, none are receiving benefits or scheduled to receive benefits in the future.

     3.21   LABOR RELATIONS; COMPLIANCE

     Part 3.21 of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer or its counsel true and complete copies, of any collective bargaining or other labor Contract to which any Acquired Company is a party. Except as set forth in Part 3.21 of the Disclosure Letter, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the Acquired Companies' Knowledge, no Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22   INTELLECTUAL PROPERTY

            (a) The term "Intellectual Property Assets" includes:

                   (i) the names ETI, Ultra Rib, Ultra Blue, Ultra Corr, Mid-States Plastics, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                   (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                   (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                   (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                   (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints; in each case owned, used, or licensed by any Acquired Company as licensee or licensor, and which in each case have value and which a reasonably prudent operator of the Business would have maintained as a trade secret, except for any such rights for which the license is merely implied by the sale of a product, and except for any such rights relating to commonly available software programs with a value of less than $500 for which an Acquired Company is the licensee pursuant to a perpetual, paid-up license (collectively, "Trade Secrets").

            (b) Agreements--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

            (c) Know-How Necessary for the Business. To Seller's Knowledge, the Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. One or more of the Acquired Companies either (i) is the owner of all right, title, and interest in and to each such Intellectual Property Asset, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims against such ownership, or (ii) has the right to use without further payment to a third party each such Intellectual Property Asset, except as provided in the License Agreement and the Sublicense Agreement.

            (d) Patents

                   (i) Part 3.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents.

                   (ii) All of the issued Patents owned by the Acquired Companies are currently in compliance with formal legal requirements applicable following the issuance of the Patent in order to keep the Patents in effect (including payment of filing, examination, maintenance and annuity fees and proofs of working), and are not subject to any maintenance or annuity fees or taxes or similar obligations falling due within ninety days after the Closing Date.

                   (iii) No Patent owned by the Acquired Companies has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

                   (iv) To Seller's Knowledge, no Patent owned by the Acquired Companies is infringed or has been challenged or threatened with a challenge in any way and there has been no allegation of invalidity or unenforceability as to any claim. To Seller's Knowledge, none of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

            (e) Trademarks

                   (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks.

                   (ii) All Marks owned by the Acquired Companies that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements applicable following the issuance of the Marks in order to keep the Marks in effect (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are not subject to any maintenance fees or taxes or similar obligations falling due within ninety days after the Closing Date.

                   (iii) No Mark owned by the Acquired Companies has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                   (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                   (v) To Seller's Knowledge, no Mark owned by the Acquired Companies is infringed or has been challenged or threatened with a challenge in any way. To Seller's Knowledge, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

            (f) Copyrights

                   (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all registered Copyrights owned by the Acquired Companies.

                   (ii) All the registered Copyrights owned by the Acquired Companies have been registered and are currently in compliance with formal legal requirements applicable following the issuance of the Copyrights in order to keep the Copyrights in effect and are not subject to any maintenance fees or taxes or similar obligations falling due within ninety days after the date of Closing.

                   (iii) To Seller's Knowledge, (A) no registered Copyright owned by the Acquired Companies is infringed or has been challenged or threatened with a challenge in any way, and (B) none of the subject matter of any of the registered Copyrights owned by the Acquired Companies infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

            (g) Trade Secrets

                   (i) To Seller's Knowledge, the documentation relating to the Trade Secrets, taken as a whole, is sufficient in detail and content to identify and explain it and to allow its proper use without reliance on the knowledge or memory of any individual.

                   (ii) Seller and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                   (iii) One or more of the Acquired Companies has good title and, to Seller's Knowledge, an absolute (but not necessarily exclusive) right to use the Trade Secrets. To Seller's Knowledge, the Trade Secrets owned by the Acquired Companies are not part of the public knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies, Seller or its parent company) or to the detriment of the Acquired Companies. To Seller's Knowledge, no Trade Secret owned by the Acquired Companies is subject to any adverse claim or has been challenged or threatened in any way.

            (h) Ultra Blue Product

     Except as provided in Part 3.22(h) of the Disclosure Letter, other than the Acquired Companies (i) Seller has not granted to any Person any license or rights to manufacture or sell the Ultra Blue Product within the United States, Canada or Mexico and (ii) Seller has not disclosed to, or assisted, any Person within the United States, Canada or Mexico in learning or practicing, any trade secret or confidential information related to the Ultra Blue Product.

     3.23   CERTAIN PAYMENTS

     No Acquired Company or director or officer of any Acquired Company, or to Seller's Knowledge any agent, employee or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or
(iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

     3.24   DISCLOSURE

            (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

            (b) There is no fact known to Seller that has specific application to Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets,

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

business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

     3.25   RELATIONSHIPS WITH RELATED PERSONS

     Except as set forth in Part 3.25 of the Disclosure Letter, neither the Seller nor any Related Person of Seller (except any Acquired Company) has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Neither the Seller nor any Related Person of Seller (except any Acquired Company) is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company in any market presently served by such Acquired Company. Except as set forth in Part
3.25 of the Disclosure Letter, neither the Seller nor any Related Person of Seller (except any Acquired Company) is a party to any Contract or understanding with, whether written or oral, or has any claim or right against, any Acquired Company.

     3.26   BROKERS OR FINDERS

     Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than the Letter Agreement dated June 28, 2002 by and between Stonebridge Associates, LLC and Uponor Oyj, and Seller will forever indemnify and hold Buyer harmless in full from any such payment alleged to be due by or through Seller.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to Seller with the intention that Seller may rely upon the same and acknowledges that the same shall survive the Closing of this transaction to the extent herein provided:

     4.1    ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

     4.2    AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

            (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                   (i)     any provision of Buyer's Organizational Documents;

                   (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                   (iii) any Legal Requirement or Order to which Buyer may be subject; or

                   (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3    SECURITIES MATTERS

     Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act. Buyer is an accredited investor, as such term is defined in the Securities Act.

     4.4    CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.5    ENVIRONMENTAL ASSESSMENTS

     The Phase I and Phase II environmental site assessments referenced in
Section 7.3(g) are the only environmental site assessments commissioned by Buyer with respect to any of the Acquired Companies or their properties.

5.   INTENTIONALLY OMITTED.

6.   INTENTIONALLY OMITTED

7.   ADDITIONAL DELIVERIES

     7.1    CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

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

     7.2    ADDITIONAL DOCUMENTS TO BUYER

     Seller must have caused the following documents to be delivered to Buyer:

            (a) an opinion of counsel to Seller, dated the Closing Date; (b) executed estoppel certificates as set forth on Schedule 7.2(b) dated as of a date not more than 15 days prior to the Closing Date;

            (c) all certificates, schedules, exhibits, and attachments in completed form and specifying the information required by the provisions of this Agreement;

            (d) Articles of Incorporation of Seller and each Acquired Company certified by the Office of the Secretary of State for the state of organization of each entity;

            (e) Bylaws of Seller and each Acquired Company certified by Seller's Secretary;

            (f) Certificate of Good Standing for Seller and each Acquired Company dated no earlier than fifteen (15) days prior to the Closing Date (or, if not possible, as close as possible to the Closing Date);

            (g) certified copies of corporate resolutions of Seller authorizing it to enter into the transactions contemplated herein;

            (h) releases of security interests in the assets of any Acquired Company, if any; and

            (i) duly executed License Agreement, Sublicense Agreement and Trademark License Agreement;

            (j) such other documents as Buyer may reasonably request for the purpose of enabling its counsel to provide the opinion referred to in Section 7.3(a).

     7.3    ADDITIONAL DOCUMENTS TO SELLER

     Buyer must have caused the following documents to be delivered to Seller:

            (a) an opinion of counsel to Buyer, dated the Closing Date;

            (b) all certificates, schedules, exhibits, and attachments in completed form and specifying the information required by the provisions of this Agreement;

            (c) Articles of Incorporation of Buyer certified by the Colorado Secretary of State;

            (d) Certificate of Good Standing for Buyer dated no earlier than ten
(10) days prior to the Closing Date;

            (e) certified copies of corporate resolutions of Buyer authorizing it to enter into the transactions contemplated herein;

            (f) such other documents as Seller may reasonably request for the purpose of enabling its counsel to provide the opinion referred to in Section 7.2(a); and

            (g) true and complete copies of Phase I and Phase II environmental site assessments, with attachments, of the Facilities commissioned by Buyer in contemplation of this transaction.

8.   TAX MATTERS.

     The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

     8.1    TAX PERIODS ENDING BEFORE THE CLOSING DATE.

     Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Acquired Companies. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller. For income Tax Returns attributable to the short period commencing January 1, 2003 and ending on the Closing Date, the Parties shall use the closing of the books method to allocate income or loss to such period.

     8.2    TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE.

     Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Companies for Tax periods which begin before the Closing Date and end after the Closing Date.

     8.3    REFUNDS AND TAX BENEFITS.

     Refunds that are received by Buyer or the Acquired Companies, and any amounts credited against Tax to which Buyer or the Acquired Companies become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto, except to the extent that such refund would create a liability for payment of Taxes by an Acquired Company after the Closing Date. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Buyer or the Acquired Companies of any amount accrued on the Closing Financial Statements, the Buyer shall pay such amount to Seller within fifteen (15) days after receipt or entitlement thereto.

     8.4    COOPERATION ON TAX MATTERS.

     Buyer and Seller shall, and Buyer shall cause the Acquired Companies to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention, for a commercially reasonable period of time, and (upon the other party's request) the provision of material records and material information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree to, and Buyer shall cause the Acquired Companies to, (A) retain all material books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Seller, as the case may be, shall, and Buyer shall cause the Acquired Companies to, allow the other party to take possession of such books and records. Buyer and Seller further agree, upon request, to use their best efforts to obtain any material certificate or other material document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any material Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     8.5    TAX SHARING AGREEMENTS.

     All tax sharing agreements or similar agreements with respect to or involving the Acquired Companies shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

     8.6    SECTION 338(h)(10) ELECTION.

     Upon mutual agreement by Seller and Buyer, Seller and Buyer shall join in making an election under IRC Section 338(h)(10) (and any corresponding elections under state, local or foreign tax law) with respect to the purchase and sale of the stock of the Acquired Companies hereunder.

     8.7    INDEMNIFICATION FOR POST-CLOSING TRANSACTIONS.

     Buyer shall indemnify Seller for any additional tax owed by Seller (including tax owed by Seller due to this indemnification payment) resulting from any transaction engaged in by the Acquired Companies not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Shares.

9.   POST CLOSING OBLIGATIONS

     9.1    NONCOMPETITION

     For the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, Seller shall not, directly or indirectly, whether individually or as a shareholder (except as a shareholder owning 1% or less of the outstanding capital stock of a publicly traded corporation), partner, member, consultant, creditor, or agent of any Person:

            (a) Except as set forth on Part 9.1 of the Disclosure Letter, enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which engages in, or intends to be engaged in, the Business; or

            (b) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Acquired Company or Buyer to terminate his or its relationship with such Acquired Company or Buyer, or otherwise interfere or attempt to interfere in any way with Acquired Companies' and Buyer's relationships with their respective employees, officers, directors, agents, suppliers, independent contractors, or others; or

            (c) Employ or engage any person listed on Part 9.1(c) of the Disclosure Letter.

     9.2    ACCOUNTS RECEIVABLE

            (a) Buyer shall cause the Company, at its expense, for a period of 180 days following the Closing Date, to (i) administer the collection of the Accounts Receivable, (ii) maintain, available for inspection on reasonable demand of Seller, appropriate records of all material collections, and (iii) exercise good faith reasonable efforts, consistent with the past practices of the Seller, to collect the Accounts Receivable (but not including any referral of accounts to attorneys for collection or the commencement of legal proceedings).

            (b) At the end of such 180-day period, Buyer shall have the option to cause the Company either to (i) sell any un-collected Accounts Receivable to Seller for such disposition as the Seller may choose to make at a price mutually agreeable to the Company and the Seller, or (ii) keep any un-collected Accounts Receivable.

     9.3          EMPLOYEE BENEFITS

            (a) For a period not to exceed ninety (90) days following the Closing Date, Buyer shall provide benefits to the employees of the Acquired Companies under its Plans and Other Benefit Obligations that are substantially similar to the benefits under the Plans and Other Benefit Obligations maintained by Seller in which the employees are eligible prior to the Closing Date; provided, however, that nothing in this Section 9.3(a) shall prohibit or restrict Buyer from amending or terminating any Plans and Other Benefit Obligations in accordance with the terms of such Plans and Other Benefit Obligations, the provisions of any collective bargaining agreement or applicable law.

            (b) For all purposes under any Plan or Other Benefit Obligation sponsored by Buyer, including, without limitation, severance, vacation, eligibility and vesting in any Qualified

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

Plan and eligibility in any Welfare Plan, employees of any Acquired Company shall be given credit for all service with an Acquired Company or any ERISA Affiliate of an Acquired Company rendered prior to the Closing Date.

            (c) With respect to all employees of an Acquired Company, preexisting condition exclusions or actively-at-work requirements of any Buyer Welfare Plan shall apply only to the extent permitted by the terms of such Welfare Plan, the provisions of any collective bargaining agreement or applicable law. Buyer shall give all employees of an Acquired Company full credit under any Welfare Plan sponsored or maintained by Buyer for all co-payments, deductibles, out-of-pocket maximums and any other annual limitations to the extent satisfied in the plan year in which the Closing occurs (or the year in which such employees commence participation in Buyer's Welfare Plans, if later) as if there was no change in coverage with respect to such employees.

            (d) As soon as practicable following the Closing Date, Buyer shall accept a trust-to-trust transfer of the accounts of all Acquired Company employees under any Qualified Plan sponsored or maintained by Seller to a Qualified Plan maintained or sponsored by Buyer or a Buyer ERISA Affiliate.

            (e) Seller shall retain all obligations and liabilities for processing and paying all claims incurred by Acquired Company employees under any Seller Welfare Plan in accordance with the terms of the applicable Plan for the period up to and including the Closing Date; provided that all such claims must be submitted to Seller within the time prescribed by the applicable Plan. Seller shall further retain all obligations and liabilities with respect to (i) the provision of continuation coverage required pursuant to ERISA Sections 601 et seq. and IRC Section 4980B for those Acquired Company employees who are not hired by Buyer and who experienced a "qualifying event" (as defined in ERISA Sections 601 et seq. and IRC Section 4980B) prior to Closing; and (ii) the provision of short-term or long-term disability benefits for those Acquired Company employees who are not hired by Buyer and who experienced a disability prior to Closing. Buyer shall assume all obligations with respect to the provision of continuation coverage required pursuant to ERISA Sections 601 et seq. and IRC Section 4980B or the provision of short-term or long-term disability benefits for those Acquired Company employees who are hired by Buyer and those employees on a leave of absence from an Acquired Company on the Closing Date.

     9.4    USE OF SELLER NAME

     From and after the Closing Date, Buyer shall refrain from, and shall cause the Company to cease, using the name "Uponor" for any purpose. Notwithstanding the immediately preceding sentence, the Company shall be permitted to sell its existing stock of products and use its existing marketing literature that may contain the name "Uponor" for a period of up to six months after the Closing Date, and shall be permitted to use its existing business cards for a period of up to one month after the Closing Date, provided that the Buyer exercises, and causes the Company to exercise, Best Efforts to replace such products, marketing literature and business cards as promptly as possible after the Closing Date.

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

     9.5    ULTRA BLUE PRODUCT

     From and after the Closing Date, without the prior written consent of Buyer, in its sole discretion (which consent shall not be unreasonably delayed), Seller covenants that (a) it shall refrain from granting to any Person any license or other rights to manufacture or sell the Ultra Blue Product in the United States, Canada or Mexico and (b) it shall not disclose any trade secrets, or confidential information relating thereto, owned or licensed by Seller or its Affiliates within (i) Canada, Mexico or the United States, or (ii) elsewhere, except where the disclosure is made subject to confidentiality restrictions and is otherwise disclosed in a manner consistent with reasonable business efforts regarding maintenance of trade secrets, including but not limited to disclosure to an Affiliate of Seller or disclosure in connection with the sale of shares or assets (in whatever transaction form) of Seller or any of its Affiliates.

     9.6    LICENSE MATTERS

     If as a result of any default by Buyer under any loan agreements, Buyer is prevented from paying royalties under the License Agreement, Sublicense Agreement or Trademark License Agreement, Buyer shall refrain from making any payment of dividends to its parent company, PW Eagle, Inc., or any successor thereto, provided however that Buyer and or its subsidiaries shall not be prevented from making any payment pursuant to a tax sharing agreement or other arrangement relating to the payment of Taxes owing by Buyer and its subsidiaries.

10.  INDEMNIFICATION; REMEDIES

     10.1   SURVIVAL; RIGHT TO INDEMNIFICATION

            (a) All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter and any other certificate or document delivered pursuant to this Agreement will survive the Closing as provided in this Section 10. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

            (b) The sole recourse and remedy of the Buyer, the Seller and the other Indemnified Persons for any inaccuracy in or breach of, or any other claim with respect to, any representation or warranty or alleged representation or warranty by or on behalf of the Seller or the Acquired Companies, on the one hand, or the Buyer on the other hand, contained in or made pursuant to this Agreement or any other certificate, instrument, or document delivered pursuant hereto, shall be under the provisions of and to the extent provided in this
Section 10. Each of the Buyer, the Seller and the other Indemnified Persons (including, after the Closing, the Acquired Companies) shall comply with this
Section 10 and shall not assert any inaccuracy, breach or claim or seek any recourse or remedy in respect thereof other than under the provisions of this
Section 10.

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

     10.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

     Seller will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates, but excluding the stockholders of PW Eagle, Inc. or any successor thereto (collectively, the "Indemnified Persons") for, and will pay to the Buyer, the Acquired Companies and their Indemnified Persons the amount of, any loss, liability, claim, damage, CONSEQUENTIAL AND INCIDENTAL DAMAGES (ONLY WITH RESPECT TO ANY BREACH OF THE REPRESENTATIONS CONTAINED IN SECTION 3.22, THE COVENANTS CONTAINED IN SECTION 9.5 OR AS SPECIFICALLY PROVIDED IN SECTION 10.5), LOST PROFITS (ONLY WITH RESPECT TO ANY BREACH OF THE REPRESENTATIONS CONTAINED IN SECTION 3.22 OR THE COVENANTS CONTAINED IN SECTION 9.5) and expense (including actual costs of defense and reasonable attorneys' fees), whether or not involving a third-party claim, to the extent that such loss, liability, claim, damage and expense exceeds the amount, if any, reserved for such loss, liability, claim, damage or expense on the Final Working Capital Statement (collectively, "Damages"), arising directly or indirectly from or in connection with:

            (a) any Breach of a representation or warranty made by Seller in this Agreement, the Disclosure Letter or any other certificate delivered by Seller pursuant to this Agreement which was within the actual knowledge of Scott Long, George Heimel, Jerry Kukuchka and Jerry Dukes;

            (b) any Breach of any representation or warranty made by Seller in this Agreement, the Disclosure Letter or any other certificate delivered by Seller pursuant to this Agreement, provided that except as set forth in Section 10.2(c) and 10.2(h), a claim for indemnity is made to Seller within one year after the Closing Date;

            (c) any Breach of any representation or warranty in Sections 3.3(a),
3.11 and 3.13, provided that a claim for indemnity is made to Seller on or before forty-five days following the expiration of statutes of limitation with respect to matters covered therein (giving effect to any waiver, mitigation, or extension thereof);

            (d) any Breach by Seller of any covenant or obligation of Seller in this Agreement, provided that a claim for indemnity is made to Seller within forty-five days after the covenant expires;

            (e) except as set forth in Sections 10.3, 10.4 and 10.5, any liability or obligation of any Acquired Company relating to, arising out of, or incurred during periods prior to or on the Closing Date other than the Permitted Liabilities, provided that a claim for indemnity is made to Seller within one year of the Closing Date;

            (f) any matter listed on Schedule 10.2(f), to the extent such matter occurred prior to the Closing Date;

            (g) any proceeding brought by an employee or former employee of an Acquired Company relating to or arising out of such claimant's employment with an Acquired Company on or prior to the Closing Date, provided that a claim for indemnity is made to Seller on or before forty-five days following the expiration of statutes of limitation with respect to matters covered therein (giving effect to any waiver, mitigation, or extension thereof); and

            (h) a Breach of a representation or warranty contained in Section 3.22, provided that a claim for indemnity is made to Seller within eight years of the Closing Date.

Notwithstanding anything to the contrary in this Agreement, obligations and liabilities of any Acquired Company under contracts or agreements entered into prior to the Closing Date will not be deemed to relate to or arise out of any period prior to, and will not accrue or be incurred until, the date on which performance by the Acquired Company is due under such contracts or agreements.

     10.3   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER--ENVIRONMENTAL
            MATTERS.

     In addition to the provisions of Section 10.2, and notwithstanding anything to the contrary in Section 10.4 below, Seller will indemnify and hold harmless Buyer, the Acquired Companies, and their Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and their Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising directly or indirectly, from or in connection with:

            (a) any Environmental, Health, and Safety Liabilities, except those disclosed on Part 3.19 to the Disclosure Letter, arising out of or relating to:
(i) (A) the operation or condition at any time on or prior to the Closing Date of the Facilities, or (B) any Hazardous Materials or other contaminants that were present on the Facilities on or prior to the Closing Date; or (ii) (A) any Hazardous Materials, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller or any Acquired Company or by any other Person for whose conduct they are or may be held responsible on or prior to the Closing Date;

            (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or any Acquired Company, or any other Person for whose conduct they are or may be held responsible, arising out of conduct described in (a) above; or

            (c) any Environmental, Health, and Safety Liabilities arising out of or relating to the failure of an Acquired Company at any time on or prior to the Closing Date to obtain and maintain Governmental Authorization pursuant to Environmental Law, and have in effect written plans and procedures pursuant to Environmental Law, provided that a claim for indemnity is made to Seller within one year of the Closing Date, and provided further that a claim for indemnity of a penalty or fine issued pursuant to Environmental Law for such noncompliance need not be made within one year of the Closing Date;

            (d) The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

                   (i)     In accordance with the requirements set forth on
Schedule 10.3(d), Seller will be entitled to control any cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3.

                   (ii) Seller's selection of consultants and contractors to perform any cleanup, any related Proceeding or any other Proceeding with respect to which indemnity may be sought under this Section 10.3 shall be subject to the review and approval of Buyer, which approval shall not be unreasonably withheld or delayed.

                   (iii) Seller's consultants and contractors shall promptly prepare a schedule for completing any cleanup, any related Proceeding or any other Proceeding with respect to which indemnity may be sought under this
Section 10.3, subject to the review and approval of Buyer, which approval shall not be unreasonably withheld or delayed. Any amendments to such schedule shall be subject to the review and approval of Buyer, which approval shall not be unreasonably withheld or delayed.

                   (iv) Buyer shall afford Seller's consultants and contractors reasonable access to its facilities, employees and all relevant documents and records regarding any cleanup, any related Proceeding or any other Proceeding with respect to which indemnity may be sought under this Section
10.3. Seller, Buyer and their respective employees, consultants and contractors agree to cooperate with each other to complete in a timely and cost-effective manner any cleanup, any related Proceeding or any other Proceeding with respect to which indemnity may be sought under this Section 10.3.

            (e) Seller's payment of Damages under paragraphs (a) and (b) above shall be limited to the percentages set forth in the following table:

                When Claim Made to Seller               Seller's Percentage
                -------------------------               -------------------
                On or before the 2nd anniversary
                of the Closing                          100%
                After 2nd anniversary but on or
                before the 3rd                          83.33%
                After 3rd anniversary but on or
                before the 4th                          66.66%
                After 4th anniversary but on or
                before the 5th                          49.99%
                After 5th anniversary but on or
                before the 6th                          33.33%
                After 6th anniversary but on or
                before the 7th                          16.66%
                After the 7th anniversary               0%

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

     10.4   CROSS INDEMNITY FOR CERTAIN WORKERS' COMPENSATION CLAIMS.

     Notwithstanding anything to the contrary in this Agreement, except for breaches of representations and warranties set forth in Articles 3 and 4 above, the rights and obligations of Seller and Buyer as between each other, with respect to claims by employees or former employees based on occupational injury, illness or death, before and/or after the Closing Date ("Workers' Compensation Claims") shall be governed by this Section 10.4 and not the general indemnity provisions of Section 10.2 above. As between themselves, and without conferring any benefit on any third Person: (i) Seller shall indemnify, defend and hold Buyer, the Acquired Companies and their Indemnified Persons harmless with respect to any Workers' Compensation Claims that arise out of or were caused during employment by the claimant with any Acquired Company on or prior to the Closing Date that are reported to Seller or an Acquired Company on or prior to the Closing Date or Buyer or an Acquired Company after the Closing Date; (ii) Buyer shall indemnify, defend and hold Seller and its Indemnified Persons harmless with respect to any Workers' Compensation Claims that arise out of or were caused during employment by the claimant with an Acquired Company after the Closing Date and are reported to Buyer or an Acquired Company after the Closing; and (iii) notwithstanding clauses (i) and (ii), with respect to any Workers' Compensation Claims that arise out of or were caused during employment by the claimant with an Acquired Company both before and after the Closing Date and are reported to Buyer or an Acquired Company after the Closing Date:

     (a) the respective liabilities of Seller and Buyer shall be apportioned in accordance with the clear and convincing evidence that such Workers' Compensation Claim was caused before and after the Closing Date, respectively, and

     (b) to the extent there is not clear and convincing evidence to apportion the respective liabilities of Seller and Buyer relating to any Workers' Compensation Claims to periods before and after the Closing Date in accordance with Section 10.4(a),

            (I) Seller shall indemnify, defend and hold Buyer, the Acquired Companies and their Indemnified Persons harmless for Seller's WC Formula Percentage (as defined below) of such Workers' Compensation Claims, and

            (II) Buyer shall indemnify, defend and hold Seller and its Indemnified Persons harmless for Buyer's WC Formula Percentage of such Workers' Compensation Claims. As used in this Section 10.4, "WC Formula Percentage" means a percentage calculated by dividing the number of years (rounded to the nearest whole year) of employment by the claimant with an Acquired Company while such Acquired Company was owned, directly or indirectly, by the indemnitor under this Section 10.4 by the total number of years (rounded to the nearest whole year) of employment by the claimant with an Acquired Company prior to and after the Closing Date. Seller and Buyer hereby mutually waive as to each other all rights of subrogation based on payments to workers hereunder and all rights of immunity or limitation of liability based on federal, state or local laws.

     10.5   INDEMNITY FOR PRODUCT LIABILITY AND BREACH OF WARRANTY CLAIMS.

     (a) Notwithstanding anything to the contrary in this Agreement, Seller shall indemnify, defend and hold Buyer and the Acquired Companies harmless with respect to any Damages (including incidental and consequential damages) arising out of or related to breach of product warranty, strict liability in tort, negligent manufacture or product, or other liability arising from the Acquired Companies' manufacture or sale of their products prior to the Closing Date (hereafter collectively referred to as "Product Liability Claims") to the extent not covered by any insurance proceeds received by the indemnified party, and except as set forth in Section 10.5(b).

Seller's liability under this Section 10.5(a) shall be limited to the percentages set forth in the following table:

                When Claim Made to Seller               Seller's Percentage
                -------------------------               -------------------
                On or before the 2nd anniversary
                of the Closing                          100%
                After 2nd anniversary but on or
                before the 3rd                          83.33%
                After 3rd anniversary but on or
                before the 4th                          66.66%
                After 4th anniversary but on or
                before the 5th                          49.99%
                After 5th anniversary but on or
                before the 6th                          33.33%
                After 6th anniversary but on or
                before the 7th                          16.66%
                After the 7th anniversary               0%

     (b) Seller will indemnify and hold harmless Buyer, the Acquired Companies, and their Indemnified Persons for, and will pay to the Indemnified Persons the amount of Damages equal to, the value of any defective product manufactured or sold by the Acquired Companies on or prior to the Closing Date, provided that a claim for indemnity is made to Seller within two years after the Closing Date.

     10.6   INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

     Buyer will indemnify and hold harmless Seller and its Indemnified Persons, and will pay to Seller and its Indemnified Persons the amount of any Damages arising directly or indirectly from or in connection with:

            (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, provided that a claim for indemnity is made to Buyer within one year of the Closing Date;

            (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, provided that a claim for indemnity is made to Buyer within forty-five days after the covenant expires; and

            (c) any claim by any Person for liabilities or obligations of (i) Buyer relating to, arising out of, or incurred during periods before and after the Closing Date or (ii) any Acquired Company relating to, arising out of, or incurred during periods after the Closing Date, except as set forth in Section
10.4 above.

     10.7   LIMITATIONS ON AMOUNT--SELLER

     Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clauses (b), (c), (d) and (e) of Section
10.2 or clause (c) of Section 10.3 unless the Damages suffered for any individual claim or related claims are at least $50,000 and until the total of all Damages with respect to such matters exceeds $300,000, and then only for the amount by which such Damages exceed $300,000. Seller's obligation to provide indemnity under Section 10.2(b), (d) and (e) and Section 10.3(c) is subject to an aggregate cumulative cap equal to twenty-five percent (25%) of the Purchase Price. Seller's obligation to provide indemnity under Section 10.2(h) and any provisions of the License Agreement, Sublicense Agreement and Trademark License Agreement that would also be breached if indemnification is available to Buyer under Section 10.2(h), is subject to an aggregate cumulative cap equal to the aggregate royalties actually paid by the Acquired Companies, or their Affiliates, and received by one of Seller's Affiliates (excluding royalties payable to Vinidex under the Vinidex Agreement (as each such term is defined in the Sublicense Agreement)) under the License Agreement, Sublicense Agreement and Trademark License Agreement. Notwithstanding the foregoing, the limitation on Seller's liability set forth in this Section 10.7 shall not apply to claims for indemnity under Section 10.3(c) for a penalty or fine issued pursuant to Environmental Law.

     10.8   LIMITATIONS ON AMOUNT--BUYER

     Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clauses (a) or (b) of Section 10.6 unless the Damages suffered for any individual claim or related claims are at least $50,000 and until the total of all Damages with respect to such matters exceeds $300,000, and then only for the amount by which such Damages exceed $300,000. However, this Section 10.8 will not apply to any Breach of any of Buyer's representations and warranties of which an officer of Buyer had actual knowledge at any time prior to the date on which such representation and warranty is made, and Buyer will be liable for all Damages with respect to such known Breaches.

     10.9   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

            (a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, 10.5, 10.6 or (to the extent provided in the last sentence of Section 10.3(e)) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

            (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

     10.10  INSURANCE COVERAGE

     Prior to seeking indemnification under this Section 10, Buyer, Seller and any Acquired Company shall exercise reasonable good faith efforts to obtain any insurance proceeds to which it may be entitled with respect to any Damages suffered by such Person, and any claim for indemnification under this Section 10 shall be reduced by the amount of any insurance proceeds to which such Person may be entitled with respect to the such Damages.

     10.11  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     10.12  RIGHT OF SET-OFF

     Upon final determination by a court of competent jurisdiction of the Buyer's right to any amount under this Section 10, Buyer may set off such amount against (a) all amounts otherwise payable under the Note and the License Agreement, and (b) fifty percent of amounts payable under the Sublicense Agreement. The exercise of such right of set-off by Buyer in good faith will not constitute an event of default under the Note, the License Agreement or the Sublicense Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

11.  GENERAL PROVISIONS

     11.1   EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2   NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Seller:                    Uponor North America, Inc.
                                14985 Glazier Avenue, Suite 303
                                Apple Valley, MN 55124
                                Attention: Jyri Luomakoski, Chairman
                                Facsimile No.: 952-997-8999
     with a copy to:            Holland & Hart LLP
                                555 Seventeenth Street, Suite 3200
                                Denver, CO  80202
                                Attention: Christina Groll
                                Facsimile No.: 303-295-8261

     Buyer:                     Extrusion Technologies, Inc.
                                222 South Ninth Street
                                Suite 2880
                                Minneapolis, MN  55402
                                Attention:  Dobson West
                                Facsimile No.:  612-371-9651

     with a copy to:            Fredrikson & Byron, P.A.
                                4000 Pillsbury Center
                                200 South Sixth Street
                                Minneapolis, MN  55402-1425
                                Attention:  K. Lisa Holter
                                Facsimile No.: 612-492-7077

     11.3   JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Minnesota, County of Hennepin, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Minnesota, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.4   FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.5   WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure to exercise, nor any delay by any party in exercising, any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.6   ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated November 14, 2002) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.7   DISCLOSURE LETTER

     The disclosures in any portion of the Disclosure Letter shall be considered made for purposes of all portions of the Disclosure Letter.

     11.8   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other party, which will not be unreasonably withheld, except that Buyer may assign any of its rights, but not its obligations, under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement, including but not limited to Article 10, will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.9   SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.10  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

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

     11.11  TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.12  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Colorado, except any laws of such state that would result in the application of the laws of any jurisdiction other than those of the State of Colorado.

     11.13  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.14  CONFIDENTIALITY

     Either party to this Agreement (and each employee, representative, or other agent of each party) may disclose to any and all Persons, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                                EXTRUSION TECHNOLOGIES, INC.

                                                By: /s/ Dobson West
                                                    ----------------------------
                                                    Its: Secretary
                                                         ----------------------

                                                UPONOR NORTH AMERICA, INC.

                                                By: /s/ Jyri Luomakoski
                                                    ----------------------------
                                                    Jyri Luomakoski, Chairman

Disclosure Letter:
-----------------
Part 3.1        --       Organization and Good Standing
Part 3.2        --       Authority; No Conflict; Consents
Part 3.5        --       Books and Records
Part 3.6        --       Title to Properties; Encumbrances
Part 3.7        --       Condition and Sufficiency of Assets
Part 3.8        --       Accounts Receivable
Part 3.9        --       Inventory
Part 3.10       --       No Undisclosed Liabilities
Part 3.10(b)    --       Outstanding Liability, Indebtedness or Obligations to Affiliates
Part 3.11       --       Taxes
Part 3.13(b)    --       Employee Benefits - Company Plans and Benefit Obligations
Part 3.13(c)    --       Employee Benefits - ERISA Affiliates
Part 3.13(d)    --       Financial Cost of Obligations Under Company Plan or Benefit
                         Obligation Not Subject to Disclosure and Reporting Requirements
                         Of ERISA
Part 3.13(f)    --       ERISA Material Obligations
Part 3.14       --       Compliance with Legal Requirements; Governmental Authorizations
Part 3.15       --       Legal Proceedings; Orders
Part 3.16       --       Absence of Certain Changes and Events
Part 3.17(a)    --       Contracts; No Defaults
Part 3.17(b)    --       Contract Obligations
Part 3.17(c)    --       Contracts Not in Force
Part 3.17(d)    --       Material Compliance
Part 3.18(b)    --       Insurance - Self-Insurance; Risk Sharing
Part 3.18(c)    --       Insurance - Loss Experience; Claims
Part 3.18(d)    --       Insurance - Policies
Part 3.19       --       Environmental Matters
Part 3.20(a)    --       Employees
Part 3.21       --       Labor Relations; Compliance
Part 3.22(b)    --       Intellectual Property - Agreements
Part 3.22(d)    --       Intellectual Property - Patents
Part 3.22(e)    --       Intellectual Property - Trademarks
Part 3.22(f)    --       Intellectual Property - Copyrights
Part 3.22(h)             Ultra Blue Product Licenses
Part 3.25       --       Relationships with Related Persons
Part 9.1        --       Noncompetition
Part 9.1(c)     --       Employees

Schedules:
---------
Schedule 2.5             --       Adjustments
Schedule 4.2             --       Consents
Schedule 7.2(b)          --       Estoppel Certificates
Schedule 10.2(f)         --       Matters for Indemnification
Schedule 10.3(d)         --       Control of Environmental